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                                                             EXHIBIT 99.17(b)(i)

BY SIGNING AND DATING THE LOWER PORTION OF THIS BALLOT, YOU AUTHORIZE THE NAMED PROXIES TO VOTE THE PROPOSAL AS MARKED, OR, IF NOT MARKED TO VOTE, "FOR" THE PROPOSAL AND TO USE THEIR DISCRETION TO VOTE ANY OTHER MATTER AS MAY PROPERLY COME BEFORE THE SPECIAL MEETING. IF YOU DO NOT INTEND PERSONALLY TO ATTEND THE SPECIAL MEETING, PLEASE COMPLETE, DETACH AND MAIL THE LOWER PORTION OF THIS BALLOT AT ONCE IN THE ENCLOSED ENVELOPE OR SEND IN THIS BALLOT BY TELEFACSIMILE (FRONT AND BACK) TO SCC.

                         SHORT-INTERMEDIATE TERM FUND

                      A SERIES OF MASTERWORKS FUNDS, INC.
             SPECIAL MEETING OF SHAREHOLDERS ON NOVEMBER 24, 1998
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


          The undersigned hereby appoints R. Greg Feltus, Richard H. Blank, Jr., and Ann Bonsteel, and each of them, attorneys and proxies of the undersigned, each with power of substitution and resubstitution, to attend, vote and act for the undersigned at the special meeting of shareholders of the Short-Intermediate Term Fund (the "S-I Term Fund") of MasterWorks Funds, Inc. (the "Company") to be held at the principal executive offices of the Company, 111 Center Street, Little Rock, Arkansas 72201, at 11:00 a.m. (Central time) on November 24, 1998 and at any adjournment(s) thereof, casting votes according to the number of shares of the S-I Term Fund which the undersigned is entitled to vote with respect to the proposal listed below, in accordance with the specification indicated, if any, and with all the powers which the undersigned would possess if personally present, hereby revoking any prior proxy to vote at such meeting, and hereby ratifying and confirming all that said attorneys and proxies, or any of them, may lawfully do by virtue thereof.

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THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF SPECIAL MEETING OF
SHAREHOLDERS OF THE S-I TERM FUND AND THE PROXY STATEMENT, DATED [OCTOBER __, 1998].

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.


  (1) Approval of an Agreement and Plan of Consolidation for the Company's Short-Intermediate Term Fund and the transactions contemplated thereby, which include (a) the transfer of all of the assets of the S-I Term Fund to the Short-Intermediate U.S. Government Income Fund of Stagecoach Funds, Inc. (the "Government Fund"), and the assumption by the Government Fund of liabilities of the S-I Term Fund in exchange for shares of the Government Fund; and (b) the distribution to shareholders of the S-I Term Fund of the shares of the Government Fund so received.

      [_]  FOR                  [_]  AGAINST            [_]  ABSTAIN

      This proxy will be voted as specified above with respect to the action to be taken on the above proposal. ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE SPECIAL MEETING, THIS PROXY WILL BE VOTED BY THE ABOVE NAMED PERSONS AT THEIR DISCRETION. IN THE ABSENCE OF ANY SPECIFICATION, THIS PROXY WILL BE VOTED IN FAVOR OF THE PROPOSAL.




________________________________                ________________________________
          SIGNATURE                                  SIGNATURE (JOINT OWNER)

Please sign name or names exactly as printed above to authorize the voting of your shares as indicated above. Where shares are registered with joint owners, all joint owners should sign. Persons signing as executors, administrators, trustees, etc. should so indicate. Corporate proxies should be signed by an authorized officer.

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